The J. M. Smucker Company To Merge P&G’s Folgers Business into the Company in an All-Stock Transaction

ORRVILLE, Ohio, and CINCINNATI, Ohio, June 4, 2008 – The J. M. Smucker Company (NYSE: SJM) and The Procter & Gamble Company (NYSE: PG) announced today the signing of a definitive agreement to merge the Folgers coffee business (“Folgers”) into The J. M. Smucker Company in an all-stock reverse Morris Trust transaction valued at approximately $3.3 billion, including the assumption of an estimated $350 million of Folgers debt.  As part of the transaction, Smucker will issue a one-time special dividend of $5 per share to Smucker shareholders as of the record date, prior to the merger, a clear indication of the strength of the combined businesses.  Following this one-time special dividend, P&G shareholders will receive approximately 53.5 percent of Smucker in a tax-free stock-for-stock merger.

Folgers is the leading producer of retail packaged coffee products in the United States with a 150 year history.  Folgers’ broad portfolio of products are sold primarily under its flagship Folgers® brand.  This brand joins a widely recognized portfolio of brands that include Smucker’s®, Jif®, Crisco®, Pillsbury®, Eagle Brand®, Hungry Jack®, Robin Hood® and Bick’s®.  The proposed transaction creates a powerful portfolio of brands and an even stronger Smucker Company with annual sales approaching $5 billion, and greater scale that will benefit all of its businesses.  With the addition of Folgers, the total size of the categories in which Smucker participates increases to approximately $15 billion as compared to $1 billion in 2002.  The addition of Folgers, a billion dollar brand, is consistent with Smucker’s strategy to own and market number one food brands in North America.

The merger provides investors with a compelling financial story and further strengthens Smucker’s ability to deliver enhanced shareholder value over time.  Smucker believes that the addition of the Folgers business will benefit Smucker and its shareholders in several important ways, as detailed below:

•	Assuming Folgers was owned for all of Smucker’s fiscal year 2009:
o	Net sales are expected to increase to approximately $4.7 billion.
o
It is estimated that the transaction would be accretive by approximately 9 percent to fiscal year 2009 earnings per share, excluding merger and integration costs, and after giving effect to the impact of the special dividend to Smucker shareholders, as discussed in Transaction Details below.

o	Smucker expects to realize synergies in excess of $80 million.
o
The profit contribution from Folgers and fully realized synergies of over $80 million are expected to result in estimated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $820 million.  This represents an increase in the EBITDA margin of nearly 300 basis points.

•	Results for fiscal year 2009 will depend on the actual closing date. Assuming the transaction closes early in the fourth quarter of calendar 2008:
o	Fiscal 2009 net sales are estimated to approximate $4 billion.
o	Fiscal 2009 earnings per share, before one-time costs associated with the transaction, are estimated to range from $3.45 to $3.50.
o	Fiscal 2010 earnings per share, before one-time costs associated with the transaction, are estimated to range from $3.62 to $3.72.
•
Longer term, sales for Smucker are expected to increase 6 percent per year with acquisitions continuing to play a strategic role.  The ability to leverage the sales growth results in an expected earnings per share growth rate of 8 percent or greater.

•
Smucker will continue to maintain a strong balance sheet with a conservative leverage profile and substantial incremental free cash flow, after capital expenditures (“FCF”).  Smucker is expected to generate pro forma FCF of approximately $400 million, which is 12 percent accretive on a per share basis.  The enhanced cash flow will allow Smucker to continue its historic strong dividend practice, typically in the range of 40 percent of earnings, to pursue accretive market-leading brand acquisitions, and to fund future share repurchases.

Executive Comments

“Folgers is a perfect strategic fit within our portfolio of leading and iconic North American food brands,” said Tim Smucker, Chairman and Co-Chief Executive Officer of Smucker.  “Folgers will become our tenth number one brand in North America and will further enhance the high quality, great tasting, diverse product offerings that consumers expect from Smucker.  We are proud to welcome the talented Folgers employees to the Smucker Company where brands and people are about more than making and marketing products.  We believe the many common values shared by our organizations represent a great foundation for a smooth integration.”

“Coffee is the perfect complement to breakfast or dessert – two areas we know a lot about,” said Richard Smucker, President and Co-Chief Executive Officer of Smucker.  “Like Smucker’s, Jif, Crisco, and Pillsbury, the Folgers brand has exceptional equity with consumers. The addition of Folgers will also enhance our ability to reach out to consumers at retail through complementary, multi-brand merchandising activities.  We are excited about the addition of Folgers and the many dimensions this transaction brings in our quest to meet and exceed consumer expectations.”

“Since adding Jif and Crisco in 2002, we have continued to expand our portfolio by completing ten brand acquisitions,” added Tim Smucker.  “We have developed a core competency of integrating our acquisitions in a timely fashion and growing the brands.  As an example, Jif has experienced an annualized sales growth of 7 percent, increased its share of market by 7 share points, and introduced a variety of new products.”

“Strategically, P&G has exited certain categories in order to focus on our core businesses and enhance the growth profile of the portfolio,” said A.G. Lafley, Chairman of the Board and Chief Executive Officer of Procter & Gamble.  “The structure and terms of this transaction deliver on the goals we stated for the separation of the coffee business from P&G.  This transaction maximizes the after-tax value of the coffee business for P&G shareholders and minimizes earnings per share dilution.”

“Smucker has proven to be an excellent steward of Jif and Crisco since taking ownership of the brands from P&G in 2002 and I am confident that Folgers will continue to thrive as part of The J. M. Smucker Company,” added Lafley.  “Smucker’s core beliefs, values, and principles are very much the same as those of P&G.    We cannot think of a better long-term home for P&G’s former coffee employees and brands than Smucker.”

Transaction Details

Under the terms of the agreement, which has been approved by the boards of directors of both companies, P&G will distribute Folgers to P&G shareholders in a tax-free transaction, with a simultaneous merger with Smucker.  P&G expects the Folgers separation to occur via a split-off and plans to finalize the transaction structure in the early fall of 2008.  In the merger, current P&G shareholders will receive approximately 53.5 percent of Smucker shares and current Smucker shareholders will own approximately 46.5 percent of the combined company upon closing.  Upon closing, Smucker will have approximately 118 million shares outstanding.  As part of the transaction, Smucker will be assuming an estimated $350 million of Folgers debt.  The transaction is expected to be tax-free to both companies and P&G shareholders.  In addition, Smucker shareholders as of the record date, prior to the merger, will receive a special dividend of $5 per share.  The record date for the special dividend will be determined by Smucker at a future date.

The transaction is expected to close in the fourth quarter of calendar 2008, subject to customary closing conditions including regulatory and Smucker shareholder approvals.  Smucker expects to incur approximately $100 million in one-time costs related to the transaction over the next 12 to 24 months.

Following completion of the transaction, the expanded Smucker Company will add over 1,250 employees including sales, marketing, coffee procurement, product development, supply chain and administrative functions in Cincinnati and manufacturing plants in New Orleans, Louisiana; Kansas City, Missouri; and Sherman, Texas, along with a key distribution center in New Orleans.

Smucker was advised by Banc of America Securities LLC; William Blair & Company, L.L.C.; Calfee, Halter & Griswold LLP; and Weil, Gotshal & Manges LLP.  P&G was advised by Morgan Stanley & Co. Inc., The Blackstone Group L.P., Jones Day and Cadwalader, Wickersham & Taft LLP.

Conference Call

P&G and Smucker will jointly host a conference call today at 9:00 a.m. ET to discuss the Folgers transaction. The webcast, as well as a replay in downloadable MP3 format, can be accessed from the companies’ websites at www.smuckers.com and www.pg.com. An audio replay will be available following the call and can be accessed by dialing 800-289-0579 or 719-457-2550, confirmation code 4697060 and will be available until Monday, June 9, 2008.

About The J. M. Smucker Company
The J. M. Smucker Company is the leading marketer and manufacturer of fruit spreads, peanut butter, shortening and oils, ice cream toppings, sweetened condensed milk, and health and natural foods beverages in North America.  Its family of brands includes Smucker's®, Jif®, Crisco®, Pillsbury®, Eagle Brand®, R.W. Knudsen Family®, Hungry Jack®, White Lily®, and Martha White® in the United States, along with Robin Hood®, Five Roses®, Carnation®, Europe’s Best® and Bick's® in Canada.  The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth and Independence established by its founder and namesake more than a century ago.  Since 1998, the Company has appeared on FORTUNE Magazine's annual listing of the 100 Best Companies to Work For in the United States, ranking number one in 2004.  For more information about the Company, visit www.smuckers.com.

The J. M. Smucker Company is the owner of all trademarks, except Pillsbury is a trademark of The Pillsbury Company, used under license and Carnation is a trademark of Societe des Produits Nestle S.A., used under license.

The J. M. Smucker Company Forward-Looking Information
This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially.  These include statements regarding estimates of future earnings and cash flows and expectations as to the closing of the transaction.  Other uncertainties include, but are not limited to, general economic conditions within the U.S., strength of commodity markets from which raw materials are procured and the related impact on costs, the ability to obtain regulatory and shareholders’ approval without unexpected delays or conditions, integration of the merged businesses in a timely and cost effective manner, retention of supplier and customer relationships and key employees, the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated, and other factors affecting share prices and capital markets generally.  Other risks and uncertainties that may materially affect the Company are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 10-Q, 10-K, and 8-K.

About The Procter and Gamble Company
Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Folgers®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, and Braun®. The P&G community consists of 138,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

The Procter & Gamble Company Forward Looking Information
All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete.  We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors.  Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations.  In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers, including (i) the Domination and Profit Transfer Agreement with Wella, and (ii) the Company’s merger with The Gillette Company, and to achieve the cost and growth synergies in accordance with the stated goals of these transactions; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, and intellectual property matters as well as those related to the integration of Gillette and its subsidiaries), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt, interest rate and commodity cost exposures; (8) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to terrorist activities; (9) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (12) the ability to stay close to consumers in an era of increased media fragmentation; (13) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (14) the ability to successfully separate the company’s coffee business.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Additional Information
In connection with the proposed transaction between Smucker and P&G, Smucker will file a registration statement on Form S-4 with the U. S. Securities and Exchange Commission (“SEC”).  Such a registration statement will include a proxy statement of Smucker that also constitutes a prospectus of Smucker, and will be sent to the shareholders of Smucker.  Shareholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about Smucker, Folgers and the proposed transaction.  The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.  The documents (when they are available) can also be obtained free of charge from Smucker upon written request to The J. M. Smucker Company, Shareholder Relations, Strawberry Lane, Orrville, Ohio 44667 or by calling (330) 684-3838, or from P&G upon written request to The Procter and Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253.

This communication is not a solicitation of a proxy from any security holder of Smucker.  However, P&G, Smucker and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of The J. M. Smucker Company may be found in its 2007 Annual Report on Form 10-K filed with the SEC on June 26, 2007, and its definitive proxy statement relating to its 2007 Annual Meeting of Shareholders filed with the SEC on July 9, 2007.  Information about the directors and executive officers of The Procter & Gamble Company may be found in its 2007 Annual Report on Form 10-K filed with the SEC on August 28, 2007, and its definitive proxy statement relating to its 2007 Annual Meeting of Shareholders filed with the SEC on August 28, 2007.

Contacts:
The J. M. Smucker Company
(330) 682-3000

Investors:
Mark R. Belgya
Vice President, Chief Financial Officer and Treasurer

Sonal Robinson
Director, Corporate Finance and Investor Relations

Media:
Maribeth Badertscher
Director, Corporate Communications

The Procter & Gamble Company
Investors:
Mark Erceg (513) 983-2414
John Chevalier (513) 983-9974

Media:
Paul Fox (513) 983-3465